Southwest Airlines Co. Investor Relations investor.relations@wnco.com

SOUTHWEST AIRLINES REPORTS SECOND QUARTER 2026 RESULTS; EARNINGS POWER ON FULL DISPLAY

Strong year-over-year margin expansion despite fuel expense up nearly $900 million
All-time record operating and managed business revenues
Record Rapid Rewards membership and tier qualifiers
Expect full-year adjusted earnings per share1,2 of $3.25 to $4.25

DALLAS, TEXAS - July 22, 2026 - Southwest Airlines Co. (NYSE: LUV) today reported second quarter 2026 financial results, marking the first full quarter with all transformational initiatives in place. Results reflected record revenue performance, significant earnings growth and margin expansion, broad demand strength, continued cost discipline, and strong Customer engagement with the Company’s enhanced product offering.

“Second quarter results demonstrate the earnings power of our business. We delivered results well ahead of consensus expectations despite nearly $900 million of additional fuel expense year-over-year.

“Our business model now benefits from a broader and more diversified set of revenue and commercial levers than at any point in our history. Momentum across managed business, Rapid Rewards, and our Chase co-branded credit card, together with continued robust demand for our enhanced product offering, reinforce the strong progress we are seeing across Southwest.

“Our focus now turns to unlocking the Company's full earnings potential by continuing to optimize our network, product offering, and pricing, while continuing to strengthen financial performance. Even in a volatile fuel environment, we delivered significant earnings growth and margin expansion in the second quarter, and are positioned to do so for the remainder of 2026,” said Bob Jordan, Southwest Airlines President & Chief Executive Officer.

Highlights:
•Net income of $233 million, or $0.47 diluted EPS, adjusted net income¹ of $465 million, or $0.94 adjusted EPS¹
•Record operating revenues of $8.4 billion, up 16.4%, the highest in Company history; adjusted operating revenues¹ of $8.7 billion, up 20.3%
•Unit revenues increased 16.2%; adjusted unit revenues¹ increased 20.1%, exceeding prior guidance
•Operating margin of 3.4%, up 0.3 points year-over-year; adjusted operating margin¹ of 6.7%, up 3.3 points year-over-year despite an $889 million increase in nominal fuel costs
•Returned $88 million to Shareholders through dividends
•Managed business revenues reached an all-time quarterly record, increasing 30% year-over-year
•Strong Rapid Rewards program engagement, with new enrollments increasing 35% year-over-year and record tier qualifiers, driving the program to its largest size ever at nearly 100 million Members
•Chase co-branded credit card acquisitions accelerated 28% year-over-year, with double-digit growth in each month of the quarter
•Named #1 in Customer Satisfaction among Economy Passengers in the JD Power 2026 North America Airline Satisfaction Study for the fifth consecutive year
•Completed the rollout of service to all five previously announced new destinations with the addition of St. Maarten, Santa Rosa, California, and Anchorage, Alaska
•Welcomed Air Premia as Southwest’s ninth airline partner
•Operated the Company's first Starlink-equipped aircraft, marking the beginning of a new era of inflight connectivity at Southwest

Guidance and Outlook:
The following tables provide guidance for third quarter and full-year 2026. The Company's guidance is based on the forward fuel curve as of July 17, 2026 and assumes the current fare environment and demand trends remain broadly intact.

The Company is guiding adjusted EPS1,2 for the third quarter to be in the range of $0.50 to $0.75.
For full-year 2026, the Company is guiding adjusted EPS1,2 to be in the range of $3.25 to $4.25. This updated range replaces its prior expectation of at least $4.00.

3Q 2026 Forecast
Adjusted EPS[1,2]	$0.50 to $0.75
ASMs (a), year-over-year	-1% to flat
RASM (b), year-over-year	17.5% to 19.5%
CASM-X (c), year-over-year[1,2]	3.5% to 4.0%

2026 Forecast
Adjusted EPS[1,2]	$3.25 to $4.25
(a) Available seat miles ("ASMs" or "capacity").
(b) Operating revenue per available seat mile ("RASM" or "unit revenues").
(c) Operating expenses per available seat mile, excluding aircraft fuel and related taxes expense, special items, and profit sharing ("CASM-X").

Revenue Results and Outlook:
•Record second quarter 2026 operating revenues of $8.4 billion, up 16.4 percent year-over-year; adjusted operating revenues¹ of $8.7 billion, a 20.3 percent increase year-over-year
•Second quarter 2026 RASM increased 16.2 percent year-over-year, and adjusted RASM¹ increased 20.1 percent year-over-year, above prior guidance, on capacity up 0.2 percent
•Third quarter 2026 RASM is expected to increase between 17.5% and 19.5% year-over-year, which includes the headwind from lapping the 2025 implementation of bag fees and other initiatives

Second quarter 2026 results included a $285 million adjustment for the reversal of a portion of breakage revenue recognized between 2022 and 2025 related to non-expiring flight credits issued during that same period. The accounting adjustment, which is further described in the Non-GAAP reconciliation and corresponding Non-GAAP Note, reflects a 3 percentage point increase in the Company's redemption assumption for this population of flight credits based on current redemption trends. The adjustment was treated as a special item and excluded from adjusted results. No breakage revenue related to these non-expiring flight credits was recorded during 2026.

Non-Fuel Costs and Outlook:
•Second quarter 2026 operating expenses increased 16.1 percent year-over-year to $8.1 billion; operating expenses excluding special items¹ increased 16.2 percent year-over-year to $8.1 billion
•Second quarter 2026 operating expenses, excluding aircraft fuel and related taxes expense, special items, and profit sharing1, increased 3.6 percent year-over-year
•Second quarter 2026 CASM-X1 increased 3.4 percent year-over-year, below prior guidance
•Third quarter 2026 CASM-X1,2 is expected to increase between 3.5% and 4.0% year-over-year, which includes an expected 1.1 point headwind from the removal of six seats from the Boeing 737-700 fleet to enable extra legroom seating

Fuel Costs:
•Second quarter 2026 fuel cost was $3.92 per gallon, below prior assumptions of $4.10 to $4.15 per gallon. Fuel expense increased by $889 million compared to the second quarter of 2025 and represented a $1.17 headwind to adjusted EPS
•Third quarter 2026 fuel cost per gallon is assumed to be between $3.70 and $3.753 based on the forward curve as of July 17, 2026

Capacity, Fleet, and Capital Spending:
•Second quarter 2026 capacity increased 0.2 percent year-over-year
•Received 13 Boeing 737-8 aircraft and retired 10 aircraft in second quarter 2026, ending the quarter with 803 aircraft (retirements included the sale of four Boeing 737-800 aircraft and one Boeing 737-700 aircraft, and the retirement of five Boeing 737-700 aircraft)
•Second quarter 2026 gross capital expenditures were $818 million, driven primarily by aircraft-related capital spending, as well as technology, facilities, and operational investments
•Expect 64 Boeing 737-8 aircraft deliveries and plan to retire approximately 60 aircraft in 2026
•Entered 2026 with a disciplined capacity plan and now expect full-year growth of approximately 1.5%, versus last updated guidance of 2%
•Expect 2026 net capital spending4 toward the low end of, or below, the $3.0 billion to $3.5 billion range
Liquidity and Capital Deployment:
•Ended second quarter 2026 with $5.3 billion in liquidity, comprised of $3.8 billion in cash and cash equivalents and a revolving credit line of $1.5 billion
•Ended the quarter with gross leverage1 of 2.1x
•Have unencumbered aircraft and other related assets with a net book value of approximately $15.7 billion
•Distributed $88 million in dividends during second quarter 2026
•$450 million remains outstanding under the Company's $2.0 billion share repurchase authorization

Conference Call:
Southwest will discuss its second quarter 2026 results on a conference call at 10:00 a.m. Eastern Time on July 23, 2026. To listen to a live broadcast of the conference call, please go to
https://www.southwestairlinesinvestorrelations.com.

Footnotes
1See Note Regarding Use of Non-GAAP Financial Measures for additional information on special items. In addition, information regarding special items is included in the accompanying table Reconciliation of Reported Amounts to Non-GAAP Items (also referred to as "excluding special items").
2Projections do not reflect the potential impact of special items and/or Aircraft fuel and related taxes expense, special items, and profit sharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, particularly given the unusual or infrequent nature of special items and especially considering the significant volatility of the Aircraft fuel and related taxes expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.
3Based on market prices as of July 17, 2026. Fuel cost per gallon includes fuel taxes and fuel hedging net premium expense of $0.05 per gallon related to terminated fuel derivative contracts.
4Net capital expenditures include the impact of aircraft sales and sale-leaseback transactions.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial and operational outlook, expectations, goals, plans, targets, and projected results of operations, including with respect to its earnings power, growth, and margin expansion, and including factors and assumptions underlying the Company's expectations and projections; (ii) the Company's initiatives, strategic priorities and focus areas, goals, and opportunities, including with respect to the Company's positioning and momentum; (iii) the Company's capacity plans and expectations; (iv) the Company's expectations with respect to fuel costs and fuel efficiency, including factors underlying the Company's expectations; (v) the Company's expectations with respect to unlocking its full earnings potential by optimizing the Company’s network, product offerings, and pricing; (vi) the Company's network plans and expectations; (vii) the Company's expectations with respect to the continued demand, including with respect to engagement across managed business and loyalty programs; (viii) the Company's plans and expectations with respect to Starlink Wi-Fi; (ix) the Company's fleet plans and expectations, including with respect to its fleet order book, fleet utilization, fleet modernization, and expected fleet deliveries and retirements, and including factors and assumptions underlying the Company's plans and expectations; and (x) the Company's plans, estimates, and assumptions related to capital spending, including factors and assumptions underlying the Company's expectations and projections. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of geopolitical conflicts, fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, consumer perception, consumer uncertainties with respect to trade policies or government shutdowns (including the imposition of tariffs), economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iii) consumer behavior and response with respect to the Company's commercial products and policies; (iv) the impact of fuel price changes, fuel price volatility, and fuel availability on the Company's business plans and results of operations; (v) the impact of governmental regulations and other governmental actions, including with respect to government shutdowns, as well as the Company's ability to obtain any required governmental approvals, on the Company's business plans, results, and operations; (vi) the Company's dependence on The Boeing Company ("Boeing") and Boeing suppliers with respect to the Company's aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company's dependence on the Federal Aviation Administration with respect to, among other things, the certification of the Boeing MAX 7 aircraft; (viii) the Company's dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, online travel agencies, operational reliability, fuel supply, maintenance, Global Distribution Systems, environmental sustainability, and the impact on the Company's operations and results of operations of any third-party delays or nonperformance; (ix) the Company's ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (xi) the Company's ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (xii) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company's plans, strategies, and initiatives; (xiii) the cost and effects of the actions of activist shareholders; and (xiv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Investor Contact:
Southwest Airlines Investor Relations
investor.relations@wnco.com

Media Contact:
Southwest Airlines Media Relations
214-792-4847
swamedia@wnco.com

Southwest Airlines Co.
Condensed Consolidated Statement of Income
(in millions, except per share amounts)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2026	2025	Percent Change	2026	2025	Percent Change
OPERATING REVENUES:
Passenger	$7,745	$6,627	16.9	$14,337	$12,438	15.3
Freight	50	44	13.6	93	86	8.1
Other	637	573	11.2	1,252	1,148	9.1
Total operating revenues	8,432	7,244	16.4	15,682	13,672	14.7

OPERATING EXPENSES:
Salaries, wages, and benefits	3,499	3,262	7.3	6,797	6,364	6.8
Aircraft fuel and related taxes	2,215	1,326	67.0	3,571	2,575	38.7
Maintenance materials and repairs	294	331	(11.2)	552	623	(11.4)
Landing fees and airport rentals	636	567	12.2	1,208	1,090	10.8
Depreciation and amortization	402	400	0.5	800	795	0.6
Other operating expenses	1,101	1,133	(2.8)	2,139	2,223	(3.8)
Total operating expenses	8,147	7,019	16.1	15,067	13,670	10.2

OPERATING INCOME	285	225	26.7	615	2	n.m.

NON-OPERATING EXPENSES (INCOME):
Interest expense	64	39	64.1	118	85	38.8
Capitalized interest	(12)	(13)	(7.7)	(25)	(24)	4.2
Interest income	(33)	(54)	(38.9)	(57)	(138)	(58.7)
Other (gains) losses, net	(40)	(27)	48.1	(13)	(9)	44.4
Total non-operating expenses (income)	(21)	(55)	(61.8)	23	(86)	n.m.

INCOME BEFORE INCOME TAXES	306	280	9.3	592	88	n.m.
PROVISION FOR INCOME TAXES	73	67	9.0	132	24	n.m.
NET INCOME	$233	$213	9.4	$460	$64	n.m.

NET INCOME PER SHARE:
Basic	$0.48	$0.40	20.0	$0.93	$0.11	n.m.
Diluted	$0.47	$0.39	20.5	$0.92	$0.11	n.m.

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	489	538	(9.1)	494	561	(11.9)
Diluted	493	541	(8.9)	498	564	(11.7)

Southwest Airlines Co.
Reconciliation of Reported Amounts to Non-GAAP Financial Measures (excluding special items)
(See Note Regarding Use of Non-GAAP Financial Measures)
(in millions, except per share and per ASM amounts) (unaudited)

		Three months ended			Six months ended
		June 30,		Percent	June 30,		Percent
		2026	2025	Change	2026	2025	Change
	Operating revenues, as reported	$8,432	$7,244		$15,682	$13,672
(a)	Add: Breakage revenue adjustment	285	—		285	—
	Operating revenues, excluding special items	$8,717	$7,244	20.3	$15,967	$13,672	16.8

	Aircraft fuel and related taxes, unhedged	$2,186	$1,290		$3,513	$2,502
(b)	Add: Premium cost of fuel contracts designated as hedges	29	36		58	73
	Aircraft fuel and related taxes, as reported	$2,215	$1,326	67.0	$3,571	$2,575	38.7

	Total operating expenses, as reported	$8,147	$7,019		$15,067	$13,670
	Deduct: Impairment of long-lived assets	—	(8)		—	(8)
	Deduct: Litigation accruals	—	—		—	(19)
	Deduct: Transformation costs	—	(12)		—	(26)
(c)	Deduct: Severance and related costs	(15)	—		(15)	(62)
	Total operating expenses, excluding special items	$8,132	$6,999	16.2	$15,052	$13,555	11.0
	Deduct: Aircraft fuel and related taxes expense, as reported	(2,215)	(1,326)		(3,571)	(2,575)
	Operating expenses, excluding Aircraft fuel and related taxes expense and special items	$5,917	$5,673	4.3	$11,481	$10,980	4.6
	Deduct: Profit-sharing expense	(53)	(14)		(103)	(14)
	Operating expenses, excluding Aircraft fuel and related taxes expense, special items, and profit sharing	$5,864	$5,659	3.6	$11,378	$10,966	3.8

	Operating income, as reported	$285	$225		$615	$2
(a)	Add: Breakage revenue adjustment	285	—		285	—
	Add: Impairment of long-lived assets	—	8		—	8
	Add: Litigation accruals	—	—		—	19
	Add: Transformation costs	—	12		—	26
(c)	Add: Severance and related costs	15	—		15	62
	Operating income, excluding special items	$585	$245	138.8	$915	$117	682.1

	Total operating revenues, as reported	$8,432	$7,244		$15,682	$13,672
	Operating margin, as reported	3.4%	3.1%	0.3 pts.	3.9%	—%	3.9 pts.
	Add: Impact of special items	3.3%	0.3%		1.8%	0.9%
	Operating margin, excluding special items	6.7%	3.4%	3.3 pts.	5.7%	0.9%	4.8 pts.

	Income before income taxes, as reported	$306	$280		$592	$88
(a)	Add: Breakage revenue adjustment	285	—		285	—
	Add: Litigation accruals	—	—		—	19
	Add: Transformation costs	—	12		—	26
(c)	Add: Severance and related costs	15	—		15	62

	Add: Impairment of long-lived assets	—	8		—	8
	Income before income taxes, excluding special items	$606	$300	102.0	$892	$203	339.4

	Provision for income taxes, as reported	$73	$67		$132	$24
(d)	Add: Net income tax impact of fuel and special items	68	3		69	26
	Provision for income taxes, net, excluding special items	$141	$70	101.4	$201	$50	302.0

	Net income, as reported	$233	$213		$460	$64
(a)	Add: Breakage revenue adjustment	285	—		285	—
	Add: Litigation accruals	—	—		—	19
	Add: Transformation costs	—	12		—	26
(c)	Add: Severance and related costs	15	—		15	62
	Add: Impairment of long-lived assets	—	8		—	8
(d)	Deduct: Net income tax impact of special items	(68)	(3)		(69)	(26)
	Net income, excluding special items	$465	$230	102.2	$691	$153	351.6

	Total operating revenues, as reported	$8,432	$7,244		$15,682	$13,672
	Net margin, as reported	2.8%	2.9%	(0.1) pts.	2.9%	0.5%	2.4 pts.
	Add: Impact of special items	3.3%	0.3%		1.8%	0.8%
(d)	Deduct: Net income tax impact of special items	(0.8)%	—%		(0.4)%	(0.2)%
	Net margin, excluding special items	5.3%	3.2%	2.1 pts.	4.3%	1.1%	3.2 pts.

	Net income per share, diluted, as reported	$0.47	$0.39		$0.92	$0.11
	Add: Impact of special items	0.61	0.05		0.61	0.21
(d)	Deduct: Net income tax impact of special items	(0.14)	(0.01)		(0.14)	(0.05)
	Net income per share, diluted, excluding special items	$0.94	$0.43	118.6	$1.39	$0.27	414.8

	Operating revenues per ASM (cents), as reported	17.91 ¢	15.41 ¢		17.59 ¢	15.46 ¢
	Add: Impact of special items	0.60	—		0.32	—
	Operating revenues per ASM, excluding special items (cents)	18.51 ¢	15.41 ¢	20.1	17.91 ¢	15.46 ¢	15.8

	Operating expenses per ASM (cents)	17.30 ¢	14.94 ¢		16.90 ¢	15.46 ¢
	Deduct: Impact of special items	(0.04)	(0.04)		(0.02)	(0.13)
	Deduct: Aircraft fuel and related taxes expense divided by ASMs	(4.70)	(2.83)		(4.00)	(2.91)
	Deduct: Profit-sharing expense divided by ASMs	(0.11)	(0.03)		(0.12)	(0.02)

Operating expenses per ASM, excluding Aircraft fuel and related taxes expense, special items, and profit sharing (cents)	12.45	¢	12.04	¢	3.4	12.76	¢	12.40	¢	2.9
(a) Represents a change in breakage revenue estimate related to non-expiring flight credits the Company issued to Passengers between July 2022 and December 2025. Due to higher-than-projected Customer redemptions of these non-expiring flight credits, along with updated projections of future redemptions, the Company has revised its estimates with regards to the remaining non-expiring flight credits that remain available for redemption.
(b) Includes amounts reclassified from Accumulated other comprehensive income associated with hedges previously terminated.
(c) Represents Employee severance and other related payments resulting from corporate workforce reductions.
(d) Tax amounts for each individual special item are calculated at the Company's effective rate for the applicable period and totaled in this line item.

Southwest Airlines Co.
Comparative Consolidated Operating Statistics
(unaudited)
Relevant comparative operating statistics for the three and six months ended June 30, 2026 and 2025 are included below. The Company provides these operating statistics because they are commonly used in the airline industry and, as such, allow readers to compare the Company’s performance against its results for the prior year period, as well as against the performance of the Company’s peers.

	Three months ended			Six months ended
	June 30,		Percent	June 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenue passengers carried (000s)	34,331	35,507	(3.3)	63,506	65,497	(3.0)
Enplaned passengers (000s)	44,518	44,385	0.3	81,795	81,524	0.3
Revenue passenger miles (RPMs) (in millions) (a)	37,346	36,885	1.2	68,497	67,513	1.5
Available seat miles (ASMs) (in millions) (b)	47,093	46,996	0.2	89,142	88,427	0.8
Load factor (c)	79.3%	78.5%	0.8 pts.	76.8%	76.3%	0.5 pts.
Average length of passenger haul (miles)	1,088	1,039	4.7	1,079	1,031	4.7
Average aircraft stage length (miles)	784	786	(0.3)	781	779	0.3
Trips flown	367,740	367,952	(0.1)	698,110	699,838	(0.2)
Seats flown (000s) (d)	59,009	59,265	(0.4)	112,039	112,502	(0.4)
Seats per trip (e)	160.5	161.1	(0.4)	160.5	160.8	(0.2)
Average passenger fare	$225.61	$186.65	20.9	$225.76	$189.90	18.9
Passenger revenue yield per RPM (cents) (f)	20.74	17.97	15.4	20.93	18.42	13.6
RASM (cents) (g)	17.91	15.41	16.2	17.59	15.46	13.8
RASM, excluding special items (cents)	18.51	15.41	20.1	17.91	15.46	15.8
PRASM (cents) (h)	16.45	14.10	16.7	16.08	14.07	14.3
CASM (cents) (i)	17.30	14.94	15.8	16.90	15.46	9.3
CASM, excluding fuel (cents)	12.60	12.11	4.0	12.90	12.55	2.8
CASM, excluding special items (cents)	17.27	14.89	16.0	16.89	15.33	10.2
CASM, excluding fuel and special items (cents)	12.56	12.07	4.1	12.88	12.42	3.7
CASM, excluding fuel, special items, and profit sharing (cents)	12.45	12.04	3.4	12.76	12.40	2.9
Fuel costs per gallon, including fuel tax (unhedged)	$3.87	$2.26	71.2	$3.31	$2.33	42.1
Fuel costs per gallon, including fuel tax	$3.92	$2.32	69.0	$3.37	$2.40	40.4
Fuel consumed, in gallons (millions)	564	570	(1.1)	1,059	1,071	(1.1)
Active fulltime equivalent Employees	73,456	72,242	1.7	73,456	72,242	1.7
Aircraft at end of period	803	810	(0.9)	803	810	(0.9)
(a) A revenue passenger mile is one paying passenger flown one mile. Also referred to as "traffic," which is a measure of demand for a given period.
(b) An available seat mile is one seat (empty or full) flown one mile. Also referred to as "capacity," which is a measure of supply or the space available to carry passengers in a given period.
(c) Revenue passenger miles divided by available seat miles.
(d) Seats flown is calculated using total number of seats available by aircraft type multiplied by the total trips flown by the same aircraft type during a particular period.
(e) Seats per trip is calculated by dividing seats flown by trips flown.
(f) Calculated as passenger revenue divided by revenue passenger miles. Also referred to as "yield," this is the average cost paid by a paying passenger to fly one mile, which is a measure of revenue production and fares.
(g) RASM (unit revenue) - Operating revenue yield per ASM, calculated as operating revenue divided by available seat miles. Also referred to as "operating unit revenues," this is a measure of operating revenue production based on the total available seat miles flown during a particular period.
(h) PRASM (Passenger unit revenue) - Passenger revenue yield per ASM, calculated as passenger revenue divided by available seat miles. Also referred to as “passenger unit revenues,” this is a measure of passenger revenue production based on the total available seat miles flown during a particular period.
(i) CASM (unit costs) - Operating expenses per ASM, calculated as operating expenses divided by available seat miles. Also referred to as "unit costs" or "cost per available seat mile," this is the average cost to fly an aircraft seat (empty or full) one mile, which is a measure of cost efficiency.

Southwest Airlines Co.
Condensed Consolidated Balance Sheet
(in millions)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,791	$3,231
Accounts and other receivables	1,218	1,149
Inventories of parts and supplies, at cost	917	775
Prepaid expenses and other current assets	556	490
Total current assets	6,482	5,645
Property and equipment, at cost:
Flight equipment	26,198	26,293
Ground property and equipment	9,485	9,163
Deposits on flight equipment purchase contracts	616	401
Assets constructed for others	88	88
	36,387	35,945
Less allowance for depreciation and amortization	15,745	15,700
	20,642	20,245
Goodwill	970	970
Operating lease right-of-use assets	953	1,089
Other assets	1,075	1,112
	$30,122	$29,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,072	$1,991
Accrued liabilities	2,247	2,349
Current operating lease liabilities	283	312
Air traffic liability	6,510	5,945
Current maturities of long-term debt	2,156	324
Total current liabilities	13,268	10,921

Long-term debt less current maturities	3,790	4,577
Air traffic liability - noncurrent	1,674	1,219
Deferred income taxes	2,421	2,289
Noncurrent operating lease liabilities	660	768
Other noncurrent liabilities	1,227	1,306
Stockholders' equity:
Common stock	888	888
Capital in excess of par value	4,294	4,322
Retained earnings	16,672	16,388
Accumulated other comprehensive income (loss)	22	(24)
Treasury stock, at cost	(14,794)	(13,593)
Total stockholders' equity	7,082	7,981
	$30,122	$29,061

Southwest Airlines Co.
Condensed Consolidated Statement of Cash Flows
(in millions) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$233	$213	$460	$64
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402	400	800	795
Impairment of long-lived assets	—	8	—	8
Deferred income taxes	60	66	117	23
Gain on sale-leaseback transactions	—	—	—	(3)
Changes in certain assets and liabilities:
Accounts and other receivables	37	90	(56)	146
Other assets	(54)	212	(115)	357
Accounts payable and accrued liabilities	23	(95)	(56)	(220)
Air traffic liability	(65)	(606)	1,021	55
Other liabilities	(53)	28	(130)	(35)
Cash collateral provided to derivative counterparties	—	—	—	(22)
Other, net	(53)	85	(94)	93
Net cash provided by operating activities	530	401	1,947	1,261

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(818)	(660)	(1,448)	(1,187)
Proceeds from sale of property and equipment	258	25	450	51
Proceeds from sale-leaseback transactions	—	—	—	24
Purchases of short-term investments	—	(319)	—	(370)
Proceeds from sales of short-term and other investments	—	72	—	1,226
Other, net	—	—	(6)	(3)
Net cash used in investing activities	(560)	(882)	(1,004)	(259)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,000	—	1,500	—
Proceeds from Employee stock plans	15	15	31	32
Repurchase of common stock	—	(1,500)	(1,250)	(2,250)
Payments of long-term debt and finance lease obligations	(431)	(2,592)	(437)	(2,598)
Payments of cash dividends	(88)	(103)	(181)	(210)
Other, net	(3)	2	(46)	(10)
Net cash provided by (used in) financing activities	493	(4,178)	(383)	(5,036)

NET CHANGE IN CASH AND CASH EQUIVALENTS	463	(4,659)	560	(4,034)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,328	8,134	3,231	7,509

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,791	$3,475	$3,791	$3,475

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Company's unaudited Condensed Consolidated Financial Statements are prepared in accordance with GAAP. These GAAP financial statements include (i) unrealized noncash reclassifications, as a result of accounting requirements and elections previously made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges and benefits the Company considers unusual and/or infrequent in nature and thus may make comparisons to its prior or future performance difficult.
Accordingly, the Company also provides financial information in this filing that was not prepared in accordance with GAAP and should not be considered as a substitute for the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information (also referred to as "excluding special items"). Management believes special items can distort the trends associated with the Company’s ongoing performance. Therefore, management utilizes non-GAAP financial measures to evaluate the Company’s financial performance, anticipate future operating results, and assess trends without the impact of items that can vary significantly from period to period. The following measures are often provided, excluding special items, and are utilized by the Company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to industry trends: Operating revenues, non-GAAP; Total operating expenses, non-GAAP; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense and profit sharing; Operating income, non-GAAP; Adjusted Operating income, non-GAAP; Income before income taxes, non-GAAP; Provision for income taxes, net, non-GAAP; Net income, non-GAAP; Net income per share, diluted, non-GAAP; Operating revenues per ASM, non-GAAP (cents); Operating expenses per ASM, non-GAAP, excluding Aircraft fuel and related taxes expense and profit sharing (cents); Return on invested capital, non-GAAP; adjusted operating margin; adjusted net margin; and gross leverage.

For the periods presented, special items include:

1.Charges associated with tentative litigation settlements regarding paid short-term military leave to certain Employees;
2.Expenses associated with professional advisory fees related to the Company's implementation of its comprehensive transformational plan;
3.Charges associated with Employee severance and other related payments resulting from corporate workforce reductions;
4.Reversal of breakage revenue recorded in prior years related to a portion of non-expiring flight credits issued to Customers between July 2022 and December 2025 that have either been redeemed or are expected to be redeemed in future periods;
5.Non-cash impairment charges to remove certain assets from the unaudited Condensed Consolidated Balance Sheet that are no longer in use;
6.Expenses associated with incremental professional advisory fees related to activist investor activities, which were not budgeted by the Company or associated with the ongoing operation of the airline;
7.Incremental expense associated with a voluntary separation program that allowed eligible Employees the opportunity to voluntarily separate from the Company in exchange for severance, medical/dental coverage for a specified period of time, and travel privileges based on years of service; and
8.A charge associated with a settlement reached with the Department of Transportation ("DOT") as a result of the Company's December 2022 operational disruption.

The Company has also provided its calculation of return on invested capital, which is a measure of financial performance used by management to evaluate its investment returns on capital. Return on invested capital is not a substitute for financial results as reported in accordance with GAAP and should not be utilized in place of such GAAP results. Return on invested capital is not a measure defined by GAAP. It is calculated by the Company, in part, using non-GAAP financial measures, which include charges or benefits that are deemed "special items." As noted above, the Company believes "special items" make it difficult to compare to prior periods, anticipated future periods, or industry trends since these items cannot be reliably predicted or estimated. The Company believes non-GAAP return on invested capital is a meaningful measure because it quantifies the Company's effectiveness in generating returns relative to the capital it has invested in its business. Although return on invested capital is commonly used as a measure of capital efficiency, definitions of return on invested capital differ; therefore, the Company is providing an explanation of its calculation for non-GAAP return on invested capital in the accompanying reconciliation in order to allow investors to compare and contrast its calculation to the calculations provided by other companies.

Southwest Airlines Co.
Non-GAAP Return on Invested Capital (ROIC)
(in millions)
(unaudited)

	Twelve months ended		Twelve months ended
	June 30, 2026		June 30, 2025
Operating income, as reported	$1,041		$318
Breakage revenue adjustment	285		116
Severance and related costs	15		62
Voluntary Employee programs	—		5
Net impact from fuel contracts	—		(43)
Professional advisory fees	—		30
Transformation costs	7		30
DOT settlement	(11)		—
Litigation accruals	—		19
Impairments	—		8
Operating income, non-GAAP	$1,337		$545
Net adjustment for aircraft leases (a)	211		182
Adjusted operating income, non-GAAP (A)	$1,548		$727

Non-GAAP tax rate (B)	22.4%	(d)	22.6%	(e)

Net operating profit after-tax, NOPAT (A* (1-B) = C)	$1,201		$563

Debt, including finance leases (b)	$4,888		$6,699
Equity (b)	7,543		9,718
Net present value of aircraft operating leases (b)	857		967
Average invested capital	$13,288		$17,384
Equity adjustment for hedge accounting (c)	8		31
Adjusted average invested capital (D)	$13,296		$17,415

Non-GAAP ROIC, pre-tax (A/D)	11.6%		4.2%

Non-GAAP ROIC, after-tax (C/D)	9.0%		3.2%
(a) Net adjustment to reflect all aircraft in fleet as owned (i.e., the impact of eliminating aircraft rent expense and replacing with estimated depreciation expense for those same aircraft). The Company makes this adjustment to enhance comparability to other entities that have different capital structures by utilizing alternative financing decisions.
(b) Calculated as an average of the five most recent quarter end balances or remaining obligations. The Net present value of aircraft operating leases represents the assumption that all aircraft in the Company’s fleet are owned, as it reflects the remaining contractual commitments discounted at the Company's estimated incremental borrowing rate as of the time each individual lease was signed.
(c) The Equity adjustment in the denominator adjusts for the cumulative impacts, in Accumulated other comprehensive income and Retained earnings, of gains and/or losses that will settle in future periods, including those associated with the Company's terminated fuel hedges. The current period impact of these gains and/or losses is reflected in the Net impact from fuel contracts in the numerator.
(d) The GAAP twelve month rolling tax rate as of June 30, 2026, was 21.5 percent, and the Non-GAAP twelve month rolling tax rate was 22.4 percent. See Note Regarding Use of Non-GAAP Financial Measures for additional information.
(e) The GAAP twelve month rolling tax rate as of June 30, 2025, was 22.3 percent, and the Non-GAAP twelve month rolling tax rate was 22.6 percent. See Note Regarding Use of Non-GAAP Financial Measures for additional information.

The Company has also provided gross leverage, which is calculated as adjusted debt divided by trailing twelve month adjusted EBITDAR. Leverage, adjusted debt, and adjusted EBITDAR are non-GAAP measures of financial performance. Management believes these supplemental measures can provide a more accurate view of the Company's leverage and risk, since they consider the Company’s debt and debt-like obligation profile. Leverage ratios are widely used by investors, analysts, and rating agencies in the valuation, comparison, rating, and investment recommendations of companies. Although adjusted debt, adjusted EBITDAR, and leverage ratios are commonly-used financial measures, definitions of each differ; therefore, the Company is providing an explanation of its calculations for non-GAAP adjusted debt and adjusted EBITDAR in the accompanying reconciliation below in order to allow investors to compare and contrast its calculations to the calculations provided by other companies.

Southwest Airlines Co.
Non-GAAP Gross Leverage
(in millions) (unaudited)

June 30, 2026
Current maturities of long-term debt, as reported	$2,156
Long-term debt less current maturities, as reported	3,790
Total debt, including finance leases (A)	5,946
Add: Current operating lease liabilities, as reported	283
Add: Noncurrent operating lease liabilities, as reported	660
Adjusted debt (B)	$6,889

Twelve Months Ended
June 30, 2026
Net income, as reported (C)	$837
Interest expense (income), net of capitalized interest, as reported	22
Income tax expense (benefit), as reported	229
Non-operating other (gains) losses, net, as reported	(47)
Operating income, as reported	1,041
Impact of special items	296
Operating income, non-GAAP	1,337
Depreciation and amortization	1,565
Fixed portion of operating lease expense	350
Adjusted EBITDAR (D)	$3,252

Total debt to Net income (A/C)	7.1x
Adjusted debt to adjusted EBITDAR (B/D)	2.1x